EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Metalink Ltd. (the "Company") for the period ending December 31, 2001 (the "Report"), I, Tzvika Shukhman, Chief Executive Officer & Chairman of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and 2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date: August 29, 2003

/s/  Tzvika Shukhman
Tzvika Shukhman
Chief Executive Officer &
Chairman of the Board


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Metalink Ltd. and will be retained by Metalink Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.



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